                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported): October 4, 2000
                                                     ---------------


                        ACTIVE LINK COMMUNICATIONS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

Commission file number: 0-30220

                          Colorado                                            84-0917382
--------------------------------------------------------------   ------------------------------------
(State or other jurisdiction of incorporation or organization)   (I.R.S. Employer Identification No.)

 7388 South Revere Parkway, Suite 1000, Englewood, Colorado                     80112
 ----------------------------------------------------------                   ----------
              (Address of principal executive offices)                        (Zip Code)

                                 (303) 721-8200
               --------------------------------------------------
               Registrant's telephone number, including area code

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Active Link Communications, Inc. on October 18, 2000 solely to add the financial statements of the business acquired as required by Item 7(a) and the pro forma financial information as required by Item 7(b).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) Financial Statements of Business Acquired.

        The required financial statements of the business acquired are set forth below.

                          INDEPENDENT AUDITOR'S REPORT




Stockholders and Board of Directors
Application Consultants, Inc.
Denver, Colorado



We have audited the accompanying balance sheet of Application Consultants, Inc. as of September 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Application Consultants, Inc. as of September 30, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



HEIN + ASSOCIATES LLP
Denver, Colorado
November 27, 2000

                          APPLICATION CONSULTANTS, INC.

                                  BALANCE SHEET

                                                                                September 30,
                                                                                    2000
                                                                                -------------

                                          ASSETS
                                          ------

CURRENT ASSETS:
    Cash and cash equivalents                                                     $  107,592
    Accounts receivable, net of allowance for doubtful accounts of $34,224         1,236,623
    Inventories                                                                       32,057
    Prepaid expenses and other                                                        99,305
                                                                                  ----------
             Total current assets                                                  1,475,577

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $203,149                   46,213

DEPOSITS                                                                               4,388

DEFERRED TAX ASSET                                                                    21,500

GOODWILL, net of accumulated amortization of $34,044                                 646,832
                                                                                  ----------

TOTAL ASSETS                                                                      $2,194,510
                                                                                  ==========

                            LIABILITIES AND STOCKHOLDERS' EQUITY
                            ------------------------------------

CURRENT LIABILITIES:
    Bank line of credit                                                           $  349,600
    Current portion of notes payable                                                   7,114
    Current portion of capital lease obligations                                       4,642
    Accounts payable                                                                 502,119
    Accrued payroll                                                                  207,500
    Billings in excess of costs and estimated earnings                                28,915
    Deferred tax liability                                                            32,000
    Deferred revenues                                                                 26,945
    Other current liabilities                                                        338,242
                                                                                  ----------
             Total current liabilities                                             1,497,077

NOTES PAYABLE, net of current portion                                                  4,811

CAPITAL LEASE OBLIGATIONS                                                             21,747

COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY:
    Preferred stock, 1,000,000 shares authorized, no shares outstanding                   --
    Common stock, $.01 par value; 5,000,000 shares authorized, 1,000,000 shares       10,000
    issued and outstanding, respectively
    Additional paid-in capital                                                       592,640
    Retained earnings                                                                 68,235
                                                                                  ----------
         Total stockholders' equity                                                  670,875
                                                                                  ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $2,194,510
                                                                                  ==========

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                          APPLICATION CONSULTANTS, INC.

                             STATEMENT OF OPERATIONS

                                                 September 30,
                                                      2000
                                                 -------------

NET REVENUES                                      $ 5,439,444
    Cost of sales                                   3,801,580
                                                  -----------

GROSS PROFIT                                        1,637,864

OPERATING EXPENSES:
    Salaries and related expenses                   1,211,250
    Selling, general and administrative - other       699,216
    Depreciation and amortization                      73,194
                                                  -----------
             Total expenses                         1,983,660
                                                  -----------

OPERATING LOSS                                       (345,796)

     INTEREST EXPENSE                                 (18,119)
                                                  -----------

LOSS BEFORE INCOME TAXES BENEFIT                     (363,915)

     DEFERRED INCOME TAX BENEFIT                      141,634
                                                  -----------

NET LOSS                                          $  (222,281)
                                                  ===========



              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                           APPLICANT CONSULTANTS, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED SEPTEMBER 30, 2000


                                     COMMON STOCK        ADDITIONAL  RETAINED
                                 ---------------------    PAID-IN    EARNINGS
                                  SHARES      AMOUNT      CAPITAL    (DEFICIT)      TOTAL
                                 ---------   ---------   ----------  ---------    ---------

BALANCES, October 1, 1999        1,000,000      10,000   $ 592,640   $ 290,516    $ 893,156

  Net loss                              --          --          --    (222,281)    (222,281)
                                 ---------   ---------   ---------   ---------    ---------

BALANCES, September 30, 2000     1,000,000   $  10,000   $ 592,640   $  68,235    $ 670,875
                                 =========   =========   =========   =========    =========



              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                          APPLICATION CONSULTANTS, INC.

                             STATEMENT OF CASH FLOWS

                                                                   September 30,
                                                                       2000
                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $(222,281)
  Adjustments to reconcile net income to net cash provided by operating activities:
               Depreciation and amortization                           73,194
               Deferred tax benefit                                  (141,634)
               Changes in allowance for doubtful accounts              20,486
  Change in operating assets and liabilities:
               Accounts receivable                                   (526,423)
               Inventories                                             (5,339)
               Prepaid expenses and other                             (81,957)
               Accounts payable                                       315,963
               Accrued payroll                                         16,647
               Billings in excess of costs and estimated earnings      28,915
               Deferred revenues                                      (45,549)
               Other current liabilities                              315,218
                                                                    ---------
         Net cash used by operating activities                       (252,760)
                                                                    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                               (10,128)
                                                                    ---------

CASH FLOWS FROM FINANCING ACTIVITY
  Payments on capital lease obligations                                (8,491)
  Borrowings from bank line of credit                                 369,600
  Payments on bank line of credit                                     (70,000)
                                                                    ---------

         Net cash provided by financing activities                    291,109
                                                                    ---------

INCREASE IN CASH AND CASH EQUIVALENTS                                  28,221

CASH AND CASH EQUIVALENTS, at beginning of year                        79,371
                                                                    ---------

CASH AND CASH EQUIVALENTS, at end of year                           $ 107,592
                                                                    =========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash payments for:
         Interest                                                   $  13,032
                                                                    =========
         Income taxes                                               $      --
                                                                    =========

  Non-cash financing activities:
  Equipment financed through capital lease                          $  28,499
                                                                    =========

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                          APPLICATION CONSULTANTS, INC.

                               NOTES TO FINANCIAL

1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

         Organization - Application Consultants, Inc. (the Company) was formed in the State of Colorado on May 1, 1992. Effective on October 1, 1999, the Company merged with Metrowest Communications, LLC (Metrowest). The Company plans, designs, installs, and maintains video, voice and data networks and provides related training services. Metrowest's primary operations are the sale and installation of data, voice and video cabling for network systems. Application Consultants, Inc. and Metrowest provide advanced technology solutions and services to large and small corporations as well as government agencies, colleges, primary and secondary schools.

         Cash and Cash Equivalents - For purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Property and Equipment - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 3 to 5 years) of the respective assets. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gain or losses are reflected in current operations.

         Impairment of Long-Lived Assets - In the event that facts and circumstances indicated that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

         Inventories - Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market, and include the cost of product utilized in the Company's contract operations.

         Income Taxes - The Company accounts for income taxes under the liability method which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         Income Recognition - The Company follows the percentage of completion method of accounting for all significant long-term contracts. The percentage of completion method of reporting income from contracts takes into account direct labor hours, the costs, estimated earnings, and revenue to date on contracts not yet completed.

                          APPLICATION CONSULTANTS, INC.

                               NOTES TO FINANCIAL


         The amount of revenue recognized is the portion of the total contract price that the direct labor hours incurred to date bears to the anticipated final total direct labor hours. Contract costs includes all labor and benefits, materials unique to or installed in the project, and subcontract costs. General and administrative costs are charged to expense as incurred.

         At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements. Costs and estimated earnings on contracts in progress in excess of billings is classified as a current asset. Amounts billed in excess of costs and estimated earnings are classified as a current liability.

         Income related to direct sales of equipment and parts is recognized upon shipment.

         Financial Instruments, Major Customers and Vendors, and Other Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristic that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions.

         Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents. At September 30, 2000, the Company maintained cash balances with a commercial bank which were approximately $7,592 in excess of FDIC limits.

         The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of cash, receivables, notes receivables, accounts payable, and accrued liabilities approximate fair value as a result of the short-term maturities. The fair value of notes payable and capital leases approximates their carrying value as generally their interest rates reflect the Company's current effective borrowing rate or the notes are not material.

         Comprehensive Income (loss) - In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards
         (SFAS) No. 130, Reporting Comprehensive Income (Loss). SFAS No. 130, which is effective for fiscal years beginning after December 15, 1997, defines comprehensive income (loss) as all changes in shareholders' equity exclusive of transactions with owners, such as capital investments. Comprehensive income (loss) includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Company's comprehensive loss was equal to its net loss for the year ended September 30, 2000.

                          APPLICATION CONSULTANTS, INC.

                               NOTES TO FINANCIAL

         New Pronouncement - SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for the Company's financial statements for the year ended June 30, 2001 and the adoption of this standard is not expected to have a material effect on the Company's financial statements.

2.       COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:

         The following information is applicable to uncompleted contracts as of September 30, 2000:

                                                                                     September 30,
                                                                                          2000
                                                                                     -------------
         Costs incurred on uncompleted contracts                                       $ 583,359
         Estimated earnings                                                              243,522
                                                                                       ---------

                                                                                         826,881
         Less billings to date                                                          (855,796)
                                                                                       ---------

         Costs and estimated earnings in excess of billings on uncompleted contracts   $  28,915
                                                                                       =========


3.       PROPERTY AND EQUIPMENT:

         Property and equipment are recorded at cost and are compromised of the following at September 30, 2000:

                                                                                     September 30,
                                                                                          2000
                                                                                     -------------
         Furniture, fixtures and computer equipment                                    $ 158,582
         Plant equipment                                                                  44,218
         Other                                                                            46,562
                                                                                       ---------
                                                                                         249,362
         Less accumulated depreciation                                                  (203,149)
                                                                                       ---------

                                                                                       $  46,213
                                                                                       =========

         Depreciation expense related to property and equipment for the year ended September 30, 2000 was $39,150.

                          APPLICATION CONSULTANTS, INC.

                               NOTES TO FINANCIAL

4.       BORROWING ARRANGEMENTS:

         The Company's borrowing arrangements at September 30, 2000 consists of the following:

         Bank Line of Credit:

         Note payable evidencing a $350,000 line-of-credit
         agreement; maturity date May 31, 2001; interest at
         Norwest's prime rate plus 2%; interest only
         payable monthly; collateralized by the Company's         $  349,600
         assets and the personal guarantees of the Company's      ==========
         owners.

         Long-Term Debt:

         Note payable; due December 31, 2001; interest at a
         rate of 3.90% per annum; payable in monthly
         installments of $323, including interest;                $    5,340
         collateralized by a vehicle.

         Note payable; due May 6, 2002; interest at a rate
         of 8.49% per annum; payable in monthly installments
         of $338, including interest; collateralized by a
         vehicle.                                                      6,585
                                                                  ----------

                                                                      11,925
         Less Current Maturities                                      (7,114)
                                                                  ----------

         Long-Term Portion (due in fiscal 2002)                   $    4,811
                                                                  ==========

5.       CAPITAL LEASE

         The Company leases equipment under capital lease. At September 30, 2000, scheduled future minimum payments under capital leases with initial or remaining terms of one year or more are as follows:

                         Year ended September 30:
                         -----------------------
                                   2001                           $    7,727
                                   2002                                7,727
                                   2003                                7,727
                                   2004                                7,727
                                   2005                                3,865
                                                                  ----------
                Total minimum lease payments                          34,773
                Less interest                                         (8,384)
                                                                  ----------
                Present value of net minimum lease payments           26,389
                Less current portion                                  (4,642)
                                                                  ----------

                Non-current portion                               $   21,747
                                                                  ==========

                          APPLICATION CONSULTANTS, INC.

                               NOTES TO FINANCIAL

         The following is a summary of property and equipment under capital lease at September 30:


                                                                      2000
                                                                  -----------

                Equipment                                         $   28,499
                Accumulated amortization                              (3,324)
                                                                  ----------

                                                                  $   25,175
                                                                  ==========

         Amortization of assets held under capital leases is included with depreciation expense.


6.       COMMITMENTS:

         The Company rents office space and equipment under various lease agreements. The future minimum rental commitments of the Company for office space and equipment as of September 30, 2000, are as follows:

                  Years Ending
                  December 31,                                      Amount
                  ------------                                    ----------

                     2001                                         $   96,343
                     2002                                             72,211
                     2003                                             17,593
                                                                  ----------

                                                                  $  186,147
                                                                  ==========


         Rent expense for office and warehouse space and equipment was $126,576 for the year ended September 30, 2000.


7.       STOCKHOLDER'S EQUITY:

         The Company has the authority to issue 1,000,000 shares of preferred stock. The Board of Directors has the authority to issue such preferred stock in series and determine the rights and preferences of the shares.

                          APPLICATION CONSULTANTS, INC.

                               NOTES TO FINANCIAL

8.       INCOME TAXES:

         The Company's actual effective tax rate differs from U.S. Federal corporate income tax rate of 34% as of September 30, 2000 as follows:



                Statutory rate                                           (34.0)%
                State income taxes, net of Federal income tax benefit     (3.3)%
                Other                                                     (1.6)%
                                                                         -----

                                                                         (38.9)%
                                                                         =====


         The components of the net deferred tax asset recognized as of September 30, 2000 are as follows:


                                                                         2000
                                                                       --------

                Current deferred tax assets (liabilities):
                    Provision for bad debt                             $  6,000
                    Section 481 carryforward                            (56,500)
                    Net operating loss carryforward                      18,500
                                                                       --------
                    Net current deferred tax liability                  (32,000)
                                                                       ========

                Long-term deferred tax assets (liabilities):
                    Net operating loss carryforward                    $ 21,500
                                                                       ========

         The Company has a net operating loss carryforward of approximately $216,000.

9.       RETIREMENT PLAN:

         The Company established a 401(k) retirement plan on December 28, 1994 for the benefit of its employees. Generally, all employees who have attained age 21 and have a year of service are eligible to participate in the plan. Company contribution, although discretionary, must meet certain "top-heavy" rules as further defined in the plan. For the year ended September 30, 2000, the Company made no contribution to the plan.

10.      SUBSEQUENT EVENT:

         Effective September 30, 2000, the Company was acquired by a subsidiary of Active Link Communications, Inc. (ALC). The existing stockholders of the Company received 1,750,000 shares of common stock of ALC and warrants for the purchase of 250,000 shares of common stock of ALC as consideration for the sale of the Company.

(b) PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The accompanying unaudited pro forma combining, condensed statements of operations combine the operations of Active Link Communications, Inc. (Active
Link) and Application Consultants, Inc. (Apcon) for the twelve months ended April 30, 2000 and for the five months ended September 30, 2000, as if the acquisition had been completed at the beginning of the periods presented. Apcon's operations have been recast to coincide with Active Link's fiscal year end. The acquisition has been accounted for as a purchase. The pro forma combining condensed financial information has been prepared on the basis of the assumptions included in the notes to the pro forma combining, condensed financial information.

The pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisition been consummated at the beginning of the periods indicated or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements Active Link and Apcon, included elsewhere in this document or in prior filings with the Securities and Exchange Commission.

                        ACTIVE LINK COMMUNICATIONS, INC.
                          APPLICATION CONSULTANTS, INC.
 PRO FORMA COMBINING CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                  FOR THE FIVE MONTHS ENDED SEPTEMBER 30, 2000
              (IN THOUSANDS EXCEPT EARNINGS PER SHARE INFORMATION)

                                                           Historical Financial
                                                                Statements
                                                       -----------------------------                   Pro Forma
                                                        September 30,  September 30,                  Consolidated
                                                            2000           2000         Pro forma      Financial
                                                        Active Link        Apcon       Adjustments     Statements
                                                       -------------   -------------   -----------    ------------
REVENUE:
   Franchise equipment sales                           $      1,870    $         --     $      --     $      1,870
   Direct equipment and service sales                         5,316           3,000                          8,316
   Other revenue                                                 82              --                             82
                                                       ------------    ------------                   ------------
        Total revenue                                         7,268           3,000                         10,268
                                                       ------------    ------------                   ------------

COSTS AND EXPENSES:
    Cost of franchise equipment sales                         1,684              --                          1,684
    Cost of direct equipment and service sales                3,893           2,157                          6,050
    Selling, general and administrative                       2,062             987                          3,049
    Interest                                                    322              18            13  A           353
    Depreciation and amortization                               139              20            55  B           214
                                                       ------------    ------------                   ------------
                                                              8,100           3,182                         11,350
                                                       ------------    ------------                   ------------

LOSS BEFORE INCOME TAXES                                       (832)           (182)                        (1,082)

INCOME TAX BENEFIT                                               --              69            69  C            --
                                                       ------------    ------------                   ------------

NET LOSS                                               $       (832)   $       (113)                  $     (1,082)
                                                       ============    ============                   ============

LOSS PER COMMON SHARE:
          Basic and diluted                            $       (.10)                                  $       (.11)
                                                       ============                                   ============

WEIGHTED AVERAGE NUMBER OF OUTSTANDING COMMON SHARES
          Basic and Diluted                               8,499,941                     1,750,000  D    10,249,941
                                                       ============                     =========     ============


 See notes to pro forma combining condensed consolidated financial information.

                        ACTIVE LINK COMMUNICATIONS, INC.
                          APPLICATION CONSULTANTS, INC.
 PRO FORMA COMBINING CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                   FOR THE TWELVE MONTHS ENDED APRIL 30, 2000
              (IN THOUSANDS EXCEPT EARNINGS PER SHARE INFORMATION)

                                                           Historical Financial
                                                                Statements
                                                       ----------------------------                   Pro Forma
                                                         April 30,       April 30,                   Consolidated
                                                            2000           2000        Pro forma      Financial
                                                        Active Link        Apcon      Adjustments     Statements
                                                       -------------   ------------   -----------    ------------
REVENUE:
   Franchise equipment sales                            $     5,068    $        --     $      --     $     5,068
   Direct equipment and service sales                         9,666          4,218                        13,884
   Other revenue                                                308             --                           308
                                                        -----------    -----------                   -----------
        Total revenue                                        15,042          4,218                        19,260
                                                        -----------    -----------                   -----------

COSTS AND EXPENSES:
    Cost of franchise equipment sales                         4,562             --                         4,562
    Cost of direct equipment and service sales                6,704          2,647                         9,351
    Selling, general, administrative and other                4,475          1,627                         6,102
    Interest                                                    489              4            30  A          523
    Depreciation & amortization                                 370             48           131  B          549
                                                        -----------    -----------                   -----------

NET LOSS BEFORE INCOME TAXES                                 (1,558)          (108)                       (1,827)

INCOME TAX EXPENSE                                            1,045             --                         1,045
                                                        -----------    -----------                   -----------

NET LOSS                                                     (2,603)          (108)                       (2,872)

DIVIDENDS ON PREFERRED STOCK PAID IN COMMON STOCK               202             --                           202
CUMULATIVE DIVIDEND ON PREFERRED STOCK                            1             --                             1
                                                        -----------    -----------                   -----------

NET LOSS APPLICABLE TO COMMON  STOCK                    $    (2,806)   $      (108)                  $    (3,075)
                                                        ===========    ===========                   ===========

LOSS PER COMMON SHARE:
          Basic and Diluted                             $      (.39)                                 $      (.35)
                                                        ===========                                  ===========

WEIGHTED AVERAGE NUMBER OF OUTSTANDING COMMON SHARES
          Basic and Diluted                               7,153,351                    1,750,000  D    8,903,351
                                                        ===========                    =========     ===========

 See notes to pro forma combining condensed consolidated financial information.

                        ACTIVE LINK COMMUNICATIONS, INC.
                          APPLICATION CONSULTANTS, INC.
    NOTES TO PRO FORMA COMBINING CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

Effective September 30, 2000 the Company through its wholly owned subsidiary IAC Acquisition Corporation acquired all of the stock of Apcon. The Company issued to the former shareholders of Apcon 1,750,000 shares of its restricted common stock, valued at $1.50 per share and issued warrants for the purchase of 250,000 shares of common stock, exercisable for three years, subject to certain market price requirements. As a result, the warrants have been treated as contingent consideration with no value yet assigned to these warrants. The warrants will be valued if and when the contingency is satisfied and accordingly, goodwill will be adjusted to reflect the value of these warrants.

(A) To record interest paid on the acquisition financing.

(B) Amortization of goodwill over a period of 20 years.

(C) To reduce the deferred tax benefit as a result of the combined entity having a valuation allowance for the full net deferred tax asset at the beginning and end of the period presented.

(D) Common share issued as part of the acquisition are assumed to be issued and outstanding at the beginning of the pro forma period presented. The fully diluted weighted average common shares outstanding and the fully diluted loss per share are not presented, as the effect would be anti-dilutive.



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(c)      Exhibits

         2.1 Merger Agreement by and among IAC Acquisition Corporation, Communications World International, Inc, Application Consultants, Inc., Timothy L. McClung, Darren L. Schaefer, Warren Shawn Kissman, Timothy
         L. Woods and Dennis J. Johanningmeier filed as Exhibit 2.1 Form 8-K (File No. 0-30220) is incorporated herein by reference.


SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   Active Link Communications, Inc.
                                   --------------------------------
                                   (Registrant)


Date: December 15, 2000            /s/ James M. Ciccarelli
      -----------------            -----------------------
                                   James M. Ciccarelli, Chief Executive Officer



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